UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 11, 2015

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2015, Lennar Corporation (the “Company”) and most of its subsidiaries as Guarantors (as defined below) offered and sold $250 million aggregate principal amount of its 4.50% Senior Notes due 2019 (the “Notes”) under an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC. The Notes were sold at a public offering price of 100.25% of their principal amount. The Company had previously issued $350 million of 4.50% Senior Notes due 2019 on November 25, 2014. The Notes are guaranteed by most, but not all, of the Company’s subsidiaries (the “Guarantors”), but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances. The Company intends to use the net proceeds from the offering for working capital and for general corporate purposes.

The offering had been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3, File No. 333-199159, and the prospectus supplement dated February 11, 2015, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on February 12, 2015. The sale is expected to close on February 17, 2015, subject to customary closing conditions. A legal opinion relating to the Notes is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

1.4	Underwriting Agreement, dated as of February 11, 2015, among Lennar Corporation, the Guarantors named therein and J.P. Morgan Securities LLC.

5.1	Opinion of K&L Gates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer